Exhibit 99.1

1550 Peachtree Street, N.W. Atlanta, Georgia 30309

NEWS RELEASE

Contact:

Jeff Dodge	David Rubinger
Investor Relations	Media Relations
(404) 885-8804	(404) 885-8555
jeff.dodge@equifax.com	david.rubinger@equifax.com

Equifax Delivers Solid Revenue and Strong Operating Income Growth in Third Quarter 2007; Updates 2007 Full Year Revenue and Adjusted EPS Guidance

ATLANTA, October 22, 2007 — Equifax Inc. (NYSE: EFX) today reported financial results for the third quarter ended September 30, 2007. Revenue increased 25 percent to $492.5 million compared to the prior year period. The core Equifax businesses grew 7 percent while 18 percent is attributable to the aquisition of TALX in May 2007. Operating income grew 7 percent to $129.2 million, and was up 12 percent excluding the net favorable impact of certain litigation matters in the prior year period.

Third quarter diluted earnings per share (“EPS”) was 48 cents compared to 61 cents in the prior year period. Prior year EPS was favorably impacted by 10 cents related to litigation matters and the reversal of certain income tax reserves. EPS adjusted to exclude the impact of acquisition related amortization expense and the aforementioned litigation and tax matters increased 5 percent to 58 cents from the prior year period. Adjusted EPS and operating income excluding 2006 favorable litigation-related items are non-GAAP financial measures, which are defined and reconciled to the most closely related GAAP financial measure in the information accompanying this release.

“The diversity and strength of our business units enabled Equifax to deliver strong financial performance for the quarter. Our results were bolstered by double-digit growth from our North America Commercial Solutions, North America Personal Solutions and International businesses,” said Richard F. Smith, Equifax Chairman and Chief Executive Officer. “At a time when many of our customers are weathering a tough economic climate, our business model and diversified revenue stream allow us to consistently drive top line growth and profitability.”

Third Quarter 2007 Highlights

•                  Double-digit revenue growth in our North America Commercial Solutions, North America Personal Solutions and International operating segments and a full quarter’s results from TALX contributed to a 25 percent increase in revenue in the third quarter of 2007, when compared to the same period in 2006.

•                  Operating margin was 26.2 percent compared to 30.6 percent in the third quarter of 2006. On a non-GAAP basis, excluding the impact of our TALX acquisition in 2007 and the 2006 litigation-related matters mentioned above, operating margin was 28.2 percent in 2007 compared to 29.3 percent in the third quarter of 2006. The third quarter 2007 operating margin reflects increased costs of litigation and greater investments in marketing and technology when compared to the same period in 2006.

•                  Net income was $67.9 million, a 14 percent decrease from the third quarter of 2006, which included the favorable net impact of the 2006 litigation-related matters mentioned above and a $9.5 million benefit from the resolution of a tax matter. On a non-GAAP basis excluding the impact of these litigation matters and tax benefit, net income increased 2 percent. Year over year net income growth was negatively impacted by increased intangible amortization expense related to the acquisition of TALX and interest expense on additional debt incurred to finance this acquisition and our subsequent repurchase of common stock.

•                  As planned, total debt increased to $1.4 billion in the third quarter of 2007 compared to $1.2 billion at June 30, 2007, with the increase resulting primarily from our share repurchase program.

•                  We repurchased 11.1 million of our common shares for $441.6 million in the third quarter, as part of our previously announced share repurchase programs. From the date of the TALX acquisition through September 30, 2007, we have repurchased $620.9 million of our previously announced goal of repurchasing $700.0 million of our shares by the end of 2007.

U.S. Consumer Information Solutions (“USCIS”)

Total revenue was $243.9 million in the third quarter of 2007, a 1 percent decrease from the third quarter of 2006. Although customers in the U.S. consumer credit markets faced a difficult environment, transaction volume for Online Consumer Information Services remained strong, having grown five percent when compared to the same period in 2006. Operating margin for USCIS was 39.8 percent in the third quarter of 2007, up from 39.1 percent in the third quarter of 2006. Operating margin for the third quarter of 2006 included the impact of a $4.0 million litigation loss contingency. On a non-GAAP basis, excluding the impact of this loss contingency, third quarter 2006 operating margin was 40.7 percent. Compared to the third quarter of 2006:

•                  Online Consumer Information Solutions revenue was $160.9 million, up 1 percent;

•                  Mortgage Reporting Solutions revenue was $16.9 million, down 3 percent;

•                  Credit Marketing Services revenue was $39.2 million, down 6 percent; and

•                  Direct Marketing Services revenue was $26.9 million, down 1 percent.

International

Total revenue was $122.9 million in the third quarter of 2007, a 17 percent increase from the third quarter of 2006. In local currency, revenue was up 9 percent when compared to the same period in the prior year. Operating margin for International was 31.2 percent in the third quarter of 2007, up from 29.7 percent in the third quarter of 2006. Compared to the third quarter of 2006:

•                  Europe revenue was $47.6 million, up 20 percent in U.S. dollars (11 percent in local currency);

•                  Latin America revenue was $47.1 million, up 16 percent in U.S. dollars (9 percent in local currency); and

•                  Canada Consumer revenue was $28.2 million, up 14 percent in U.S. dollars (6 percent in local currency).

North America Personal Solutions

Total revenue rose to $38.6 million, a 19 percent increase from the third quarter of 2006. Operating margin was 26.9 percent, down from 48.1 percent in the third quarter of 2006. Operating margin for the third quarter of 2006 included the favorable impact of a $9.0 million reversal of a loss contingency related to certain litigation matters. On a non-GAAP basis, excluding the impact of this loss contingency, operating margin was 20.4 percent in the third quarter of 2006.

North America Commercial Solutions

Total revenue rose to $16.7 million, a 45 percent increase from the third quarter of 2006. Operating margin was 19.5 percent, down from 21.3 percent in the third quarter of 2006, but up from 7.9 percent in the first half of 2007.

TALX

Total revenue was $70.4 million and operating margin was 14.2 percent for the third quarter of 2007. Transaction volume for The Work Number business unit was 3.6 million, up 22 percent from the third quarter of 2006. In addition, approximately 6.6 million total records were added to the employment database, bringing total records in the database to 158.9 million.

Outlook for 2007 Results

Due to market uncertainties related to the current state of the economy, Equifax has updated its full year guidance for 2007. The revised guidance is based on our year-to-date performance, current market trends and management’s expectations. Equifax expects consolidated annual revenue growth to be approximately 19 percent and diluted EPS, as adjusted for acquisition-related amortization expense, to be between $2.28 and $2.32 versus prior guidance issued in June 2007 of $2.25 to $2.33.

About Equifax

Equifax empowers businesses and consumers with information they can trust. A global leader in information solutions, employment and income verification and human resources business process outsourcing services, we leverage one of the largest sources of consumer and commercial data, along with advanced analytics and proprietary technology, to create customized insights that enrich both the performance of businesses and the lives of consumers.

Customers have trusted Equifax for over 100 years to deliver innovative solutions with the highest integrity and reliability. Businesses – large and small – rely on us for consumer and business credit intelligence, portfolio management, fraud detection, decisioning technology, marketing tools, HR/payroll services, and much more. We empower individual consumers to manage their personal credit information, protect their identity and maximize their financial well-being.

Headquartered in Atlanta, Georgia, Equifax Inc. employs approximately 6,900 people in 14 countries throughout North America, Latin America and Europe. Equifax is a member of Standard

& Poor’s (S&P) 500® Index. Our common stock is traded on the New York Stock Exchange under the symbol EFX.

www.equifax.com

Earnings Conference Call and Webcast

Equifax’s quarterly teleconference to discuss the third quarter earnings release will be held tomorrow, October 23, at 8:30 a.m. (EDT). The live audio webcast of the speakers’ presentations will be available at www.equifax.com and a replay will be available at the same site shortly after the conclusion of the webcast. This press release, the financial tables, as well as other supplemental information, are also available at that website.

Supplemental Financial Information and Non-GAAP Financial Measures

The Common Questions and Answers (Unaudited) (“Q&A”) that are a part of this press release include supplemental financial information which Equifax believes is useful to assess its operating performance. The following financial measures included herein or in the Q&A are not prepared in accordance with U.S. generally accepted accounting principles (“GAAP”): Operating income and net income excluding the net impact of certain 2006 litigation-related matters and income tax benefit; consolidated operating margin excluding TALX operating results in 2007 and net impact of certain litigation-related matters in 2006; EBITDA, defined as operating income adding back depreciation and amortization expense and excluding the net impact of certain 2006 litigation matters; diluted EPS, as adjusted to exclude acquisition-related amortization expense, the net impact of certain 2006 litigation matters and income tax benefit; and effective tax rate, excluding certain items. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures and related notes are presented in the Q&A. This information can also be found under “About Equifax/Investor Center/Non-GAAP/GAAP Financial Measures” on our website at www.equifax.com. Non-GAAP financial measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.

Reported results for the prior year quarter and nine month period do not include revenue, operating income or operating expenses from TALX, which we acquired on May 15, 2007. To give investors further basis for comparison, in addition to the historical reported results, we have provided pro forma results for the year ended December 31, 2006 and three months ended March 31, 2007. These pro forma results combine financial results from Equifax and TALX and are available in our Form 8-K/A filed on June 25, 2007 and on our website at www.equifax.com/About Equifax/Investor Center/Financials/SEC Filings.

Caution Concerning Forward-Looking Statements

Statements in this press release that relate to Equifax’s future plans, objectives, expectations, performance, events and the like may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Future events, risks and uncertainties, individually or in the aggregate, could cause our actual results to differ materially from those expressed or implied in these forward-looking statements. Those factors include, but are not limited to, changes in worldwide and U.S. economic conditions that materially impact consumer spending, consumer debt and employment, changes in demand for

Equifax’s products and services, our ability to develop new products and services, pricing and other competitive pressures, risks relating to illegal third party efforts to access data, risks associated with our ability to complete and integrate acquisitions and other investments, changes in laws and regulations governing our business, including federal or state responses to identity theft concerns, the outcome of pending litigation, the impact of tax audits by the IRS or other taxing authorities, and certain other factors discussed under the caption “Risk Factors” in the Management’s Discussion and Analysis section of Equifax’s Annual Report on Form 10-K for the year ended December 31, 2006, in “Risk Factors” in TALX Corporation’s Annual Report on Form 10-K for the year ended March 31, 2006 and Quarterly Report on Form 10-Q for the quarter ended September 30, 2006, and in our other filings with the Securities and Exchange Commission. Equifax assumes no obligation to update any forward-looking statements to reflect events that occur or circumstances that exist after the date on which they were made.

EQUIFAX

CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended
	September 30,
(In millions, except per share amounts)	2007	2006
	(Unaudited)
Operating revenue	$492.5	$394.6
Operating expenses:
Cost of services (exclusive of depreciation and amortization below)	194.3	157.9
Selling, general and administrative expenses	130.1	95.7
Depreciation and amortization	38.9	20.4
Total operating expenses	363.3	274.0
Operating income	129.2	120.6
Interest expense	(19.9)	(7.9)
Minority interests in earnings, net of tax	(1.7)	(1.0)
Other income, net	1.2	0.5
Income before income taxes	108.8	112.2
Provision for income taxes	(40.9)	(33.3)
Net income	$67.9	$78.9

Basic earnings per common share	$0.49	$0.62
Weighted-average shares used in computing basic earnings per share	137.4	126.4
Diluted earnings per common share	$0.48	$0.61
Weighted-average shares used in computing diluted earnings per share	140.6	128.4
Dividends per common share	$0.04	$0.04

EQUIFAX

CONSOLIDATED STATEMENTS OF INCOME

	Nine Months Ended
	September 30,
(In millions, except per share amounts)	2007	2006
	(Unaudited)
Operating revenue	$1,352.2	$1,156.3
Operating expenses:
Cost of services (exclusive of depreciation and amortization below)	553.5	466.5
Selling, general and administrative expenses	342.8	301.6
Depreciation and amortization	89.9	62.0
Total operating expenses	986.2	830.1
Operating income	366.0	326.2
Interest expense	(37.7)	(24.0)
Minority interests in earnings, net of tax	(4.4)	(3.0)
Other income, net	2.5	16.0
Income before income taxes	326.4	315.2
Provision for income taxes	(119.4)	(103.8)
Net income	$207.0	$211.4

Basic earnings per common share	$1.56	$1.65
Weighted-average shares used in computing basic earnings per share	132.4	127.8
Diluted earnings per common share	$1.53	$1.62
Weighted-average shares used in computing diluted earnings per share	135.5	130.1
Dividends per common share	$0.12	$0.12

EQUIFAX

CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
(In millions, except par values)	2007	2006
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$87.0	$67.8
Trade accounts receivable, net of allowance for doubtful accounts of $10.0 and $8.7 at September 30, 2007 and December 31, 2006, respectively	302.7	244.8
Prepaid expenses	31.0	21.5
Other current assets	23.7	11.1
Total current assets	444.4	345.2
Property and equipment:
Capitalized internal-use software and system costs	277.0	243.8
Data processing equipment and furniture	168.3	132.2
Land, buildings and improvements	84.0	29.7
Total property and equipment	529.3	405.7
Less accumulated depreciation and amortization	(290.3)	(243.8)
Total property and equipment, net	239.0	161.9

Goodwill	1,791.1	842.0
Indefinite-lived intangible assets	95.6	95.2
Purchased intangible assets, net	780.5	242.2
Prepaid pension asset	59.2	47.7
Other assets, net	70.9	56.4
Total assets	$3,480.7	$1,790.6

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Short-term debt and current maturities	$168.2	$330.0
Accounts payable	21.8	23.5
Accrued expenses	71.0	62.0
Accrued salaries and bonuses	51.6	41.9
Deferred revenue	67.5	62.7
Other current liabilities	91.2	62.0
Total current liabilities	471.3	582.1
Long-term debt	1,240.9	173.9
Deferred income tax liabilities, net	263.9	70.8
Long-term pension and other postretirement benefit liabilities	60.5	65.3
Other long-term liabilities	66.6	60.4
Total liabilities	2,103.2	952.5

Shareholders’ equity:
Preferred stock, $0.01 par value: Authorized shares - 10.0; Issued shares - none	—	—
Common stock, $1.25 par value: Authorized shares - 300.0; Issued shares - 188.1 and 186.3 at September 30, 2007 and December 31, 2006, respectively; Outstanding shares - 131.9 and 124.7 at September 30, 2007 and December 31, 2006, respectively	235.1	232.9
Paid-in capital	996.6	609.2
Retained earnings	1,969.7	1,778.6
Accumulated other comprehensive loss	(185.8)	(232.2)
Treasury stock, at cost, 52.5 shares and 57.7 shares at September 30, 2007 and December 31, 2006	(1,580.5)	(1,490.9)
Stock held by employee benefits trusts, at cost, 3.7 and 3.9 shares at September 30, 2007 and December 31, 2006	(57.6)	(59.5)
Total shareholders’ equity	1,377.5	838.1
Total liabilities and shareholders’ equity	$3,480.7	$1,790.6

EQUIFAX

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Nine Months Ended
	September 30,
(In millions)	2007	2006
	(Unaudited)
Operating activities:
Net income	$207.0	$211.4
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	89.9	62.0
Stock-based compensation expense	13.2	14.4
Tax effects of stock-based compensation plans	12.9	6.9
Excess tax benefits from stock-based compensation plans	(12.5)	(5.2)
Deferred income taxes	(4.2)	3.7
Changes in assets and liabilities, excluding effects of acquisitions:
Accounts receivable, net	(4.5)	(29.3)
Prepaid expenses and other current assets	(9.6)	(6.7)
Other assets	(16.7)	(3.9)
Current liabilities, excluding debt	(8.9)	26.1
Other long-term liabilities, excluding debt	5.2	(25.7)
Cash provided by operating activities	271.8	253.7
Investing activities:
Capital expenditures	(85.3)	(34.1)
Acquisitions, net of cash acquired	(291.0)	—
Other	(3.8)	(0.1)
Cash used in investing activities	(380.1)	(34.2)
Financing activities:
Net short-term borrowings (repayments)	88.1	(0.6)
Net borrowings (repayments) under long-term revolving credit facilities	78.4	(47.0)
Treasury stock purchases	(605.7)	(163.9)
Dividends paid	(15.4)	(15.3)
Proceeds from exercise of stock options	27.1	19.8
Excess tax benefits from stock-based compensation plans	12.5	5.2
Proceeds from issuance of long-term debt	543.9	—
Other	(5.3)	(0.2)
Cash provided by (used in) financing activities	123.6	(202.0)
Effect of foreign currency exchange rates on cash and cash equivalents	3.9	0.7
Increase in cash and cash equivalents	19.2	18.2
Cash and cash equivalents, beginning of period	67.8	37.5
Cash and cash equivalents, end of period	$87.0	$55.7

Common Questions & Answers (Unaudited)

(Dollars in millions)

1.     Can you provide a further analysis of operating revenue and operating income by operating segment?

Operating revenue and operating income consist of the following components:

	Three Months Ended September 30,
		% of		% of
(in millions)	2007	Revenue	2006*	Revenue	$ Change	% Change
Operating revenue:
U.S. Consumer Information Solutions	$243.9	50%	$245.5	62%	$(1.6)	-1%
International	122.9	25%	105.1	27%	17.8	17%
North America Personal Solutions	38.6	8%	32.5	8%	6.1	19%
North America Commercial Solutions	16.7	3%	11.5	3%	5.2	45%
TALX	70.4	14%	—	nm	70.4	nm
Total operating revenue	$492.5	100%	$394.6	100%	$97.9	25%

	Three Months Ended September 30,
		Operating		Operating
(in millions)	2007	Margin	2006*	Margin	$ Change	% Change
Operating income:
U.S. Consumer Information Solutions	$97.0	39.8%	$96.0	39.1%	$1.0	1%
International	38.4	31.2%	31.2	29.7%	7.2	23%
North America Personal Solutions	10.4	26.9%	15.6	48.1%	(5.2)	-33%
North America Commercial Solutions	3.2	19.5%	2.4	21.3%	0.8	33%
TALX	10.0	14.2%	—	nm	10.0	nm
General Corporate Expense	(29.8)	nm	(24.6)	nm	(5.2)	-21%
Total operating income	$129.2	26.2%	$120.6	30.6%	$8.6	7%

	Nine Months Ended September 30,
		% of		% of
(in millions)	2007	Revenue	2006*	Revenue	$ Change	% Change
Operating revenue:
U.S. Consumer Information Solutions	$741.0	55%	$731.5	63%	$9.5	1%
International	343.9	25%	297.9	26%	46.0	15%
North America Personal Solutions	115.3	9%	94.3	8%	21.0	22%
North America Commercial Solutions	46.4	3%	32.6	3%	13.8	42%
TALX	105.6	8%	—	nm	105.6	nm
Total operating revenue	$1,352.2	100%	$1,156.3	100%	$195.9	17%

	Nine Months Ended September 30,
		Operating		Operating
(in millions)	2007	Margin	2006*	Margin	$ Change	% Change
Operating income:
U.S. Consumer Information Solutions	$299.8	40.5%	$297.7	40.7%	$2.1	1%
International	104.3	30.3%	87.8	29.5%	16.5	19%
North America Personal Solutions	24.0	20.8%	5.2	5.5%	18.8	362%
North America Commercial Solutions	5.6	12.1%	5.2	16.0%	0.4	8%
TALX	14.5	13.7%	—	nm	14.5	nm
General Corporate Expense	(82.2)	nm	(69.7)	nm	(12.5)	-18%
Total operating income	$366.0	27.1%	$326.2	28.2%	$39.8	12%

* Effective January 1, 2007, we completed our organizational realignment which changed our operating segments. Therefore, the three and nine month 2006 financial results have been recast to be consistent with the 2007 presentation.

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2.           Can you provide a further analysis of operating revenue in the product and services lines, or geographic regions within each operating segment?

Operating revenue consists of the following components:

	Three Months Ended September 30,
		% of		% of
(in millions)	2007	Revenue	2006*	Revenue	$ Change	% Change
Operating revenue:
Online Consumer Information Solutions	$160.9	33%	$159.4	40%	$1.5	1%
Mortgage Reporting Solutions	16.9	3%	17.4	4%	(0.5)	-3%
Credit Marketing Services	39.2	8%	41.7	11%	(2.5)	-6%
Direct Marketing Services	26.9	6%	27.0	7%	(0.1)	-1%
Total U.S. Consumer Information Solutions	243.9	50%	245.5	62%	(1.6)	-1%
Europe	47.6	10%	39.7	10%	7.9	20%
Latin America	47.1	10%	40.7	11%	6.4	16%
Canada Consumer	28.2	5%	24.7	6%	3.5	14%
Total International	122.9	25%	105.1	27%	17.8	17%
North America Personal Solutions	38.6	8%	32.5	8%	6.1	19%
North America Commercial Solutions	16.7	3%	11.5	3%	5.2	45%
The Work Number	29.1	6%	—	nm	29.1	nm
Tax and Talent Management Services	41.3	8%	—	nm	41.3	nm
Total TALX	70.4	14%	—	nm	70.4	nm
Total operating revenue	$492.5	100%	$394.6	100%	$97.9	25%

	Nine Months Ended September 30,
		% of		% of
(in millions)	2007	Revenue	2006*	Revenue	$ Change	% Change
Operating revenue:
Online Consumer Information Solutions	$488.4	36%	$471.2	41%	$17.2	4%
Mortgage Reporting Solutions	53.4	4%	56.7	5%	(3.3)	-6%
Credit Marketing Services	119.3	9%	122.0	10%	(2.7)	-2%
Direct Marketing Services	79.9	6%	81.6	7%	(1.7)	-2%
Total U.S. Consumer Information Solutions	741.0	55%	731.5	63%	9.5	1%
Europe	135.0	10%	112.2	10%	22.8	20%
Latin America	130.9	10%	114.2	10%	16.7	15%
Canada Consumer	78.0	5%	71.5	6%	6.5	9%
Total International	343.9	25%	297.9	26%	46.0	15%
North America Personal Solutions	115.3	9%	94.3	8%	21.0	22%
North America Commercial Solutions	46.4	3%	32.6	3%	13.8	42%
The Work Number	44.6	3%	—	nm	44.6	nm
Tax and Talent Management Services	61.0	5%	—	nm	61.0	nm
Total TALX	105.6	8%	—	nm	105.6	nm
Total operating revenue	$1,352.2	100%	$1,156.3	100%	$195.9	17%

* Effective January 1, 2007, we completed our organizational realignment which changed our operating segments. Therefore, the three and nine month 2006 financial results have been recast to be consistent with the 2007 presentation.

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3.            What drove the fluctuation in the effective tax rate?

Our effective income tax rate was 37.6% for the three months ended September 30, 2007, up from 29.7% for the same period in 2006, due primarily to the reversal of $9.5 million of income tax reserves related to uncertain tax positions for which the applicable statute of limitations expired during the third quarter of 2006. The effective income tax rate was 36.6% for the nine months ended September 30, 2007, up from 32.9% for the same period in 2006 due to the $14.1 million non-taxable litigation settlement recorded during the second quarter of 2006 and the reversal of income tax reserves in 2006 discussed above. On a non-GAAP basis, the three- and nine-month effective tax rates in 2006 excluding the impact of the reversal of the uncertain tax position noted above and the $14.1 million non-taxable litigation settlement were 38.1% and 37.7%, respectively. Additionally, the September 30, 2007 rate reflects a lower foreign and state tax rate compared to 2006 and a favorable second quarter 2007 discrete item related to our foreign tax credit utilization.

4.           Can you provide depreciation and amortization by segment?

Depreciation and amortization are as follows:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006
U.S. Consumer Information Solutions	$11.9	$11.6	$35.4	$34.6
International	5.5	4.7	15.5	14.3
North America Personal Solutions	0.6	0.7	2.3	2.3
North America Commercial Solutions	1.4	1.0	4.2	2.8
TALX	15.9	—	23.3	—
General Corporate Expense	3.6	2.4	9.2	8.0
Total depreciation and amortization	$38.9	$20.4	$89.9	$62.0

5.           What was the currency impact on the foreign operations?

The U.S. dollar impact on operating revenue and operating income is as follows:

	Three Months Ended September 30, 2007
	Operating Revenue		Operating Income
	Amount	%	Amount	%
Canada *	$2.4	8%	$0.9	8%
Europe	3.4	9%	0.9	10%
Latin America	2.9	7%	0.7	5%
	$8.7	2%	$2.5	2%

	Nine Months Ended September 30, 2007
	Operating Revenue		Operating Income
	Amount	%	Amount	%
Canada*	$2.6	3%	$1.0	3%
Europe	11.1	10%	2.7	10%
Latin America	5.4	5%	1.1	3%
	$19.1	2%	$4.8	2%

* Canada financial results are reported in both our North America Commercial Solutions and International operating segments.

6.           What was the share repurchase activity for the quarter?

We repurchased 11.1 million shares of our common stock on the open market for $441.6 million during the third quarter of 2007. At September 30, 2007, $161.7 million remained authorized for future share repurchases.

7.           What was the weighted average cost of debt?

The weighted average cost of debt was 6.1% at September 30, 2007, an increase from 5.7% at September 30, 2006, due primarily to the issuance of longer term fixed rate debt in the second quarter of 2007.

Reconciliations of Non-GAAP Financial Measures to the Comparable GAAP Financial Measures (Unaudited)*

(Dollars in millions, except per share amounts)

A.         Reconciliation of operating income and net income for purposes of comparability highlighting the impact of the following 2006 matters:

•  Litigation loss contingencies, net includes:

1)  A loss contingency of $14.0 million ($8.6 million, net of tax) related to the North America Personal Solutions segment recorded in the second quarter of 2006 and the subsequent reversal of $9.0 million ($5.6 million, net of tax) of this contingency recorded in the third quarter of 2006.

2)  A loss contingency of $4.0 million ($2.5 million, net of tax) recorded during the third quarter of 2006 related to the U.S. Consumer Information Solutions segment.

These items were recorded in Operating Income as defined below in “Litigation loss contingencies”.

•  Litigation settlement of $14.1 million (non-taxable) recorded in Other Income, net, as defined below in “Litigation settlement”.

•  Income tax benefit of $9.5 million, recorded during the third quarter of 2006 related to the expiration of uncertain tax positions and reversal of the related reserve. The benefit was recorded in Provision for Income Taxes, as defined below in “Income Tax Benefit”.

North America Personal Solutions Operating Income

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2007	2006	% Change	2007	2006	% Change

North America Personal Solutions operating income	$10.4	$15.6	-33%	$24.0	$5.2	362%
Litigation loss contingency, net	—	(9.0)		—	5.0
North America Personal Solutions operating income, excluding the litigation loss contingency	$10.4	$6.6	57%	$24.0	$10.2	135%

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006

North America Personal Solutions operating margin	26.9%	48.1%	20.8%	5.5%
Litigation loss contingency, net	—	-27.7%	—	5.3%
North America Personal Solutions operating margin, excluding the litigation loss contingency	26.9%	20.4%	20.8%	10.8%

U.S. Consumer Information Solutions Operating Income

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2007	2006	% Change	2007	2006	% Change

U.S. Consumer Information Solutions operating income	$97.0	$96.0	1%	$299.8	$297.7	1%
Litigation loss contingency	—	4.0		—	4.0
U.S. Consumer Information Solutions operating income, excluding the litigation loss contingency	$97.0	$100.0	-3%	$299.8	$301.7	-1%

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006

U.S. Consumer Information Solutions operating margin	39.8%	39.1%	40.5%	40.7%
Litigation loss contingency	—	1.6%	—	0.5%
U.S. Consumer Information Solutions operating margin, excluding the litigation loss contingency	39.8%	40.7%	40.5%	41.2%

Consolidated Operating and Net Income

	Three Months Ended		Three Months Ended
	September 30, 2007		September 30, 2006		% Change 2007 vs 2006
	Operating	Net	Operating	Net	Operating	Net
	Income	Income	Income	Income	Income	Income

Income	$129.2	$67.9	$120.6	$78.9	7%	-14%
Litigation loss contingencies, net	—	—	(5.0)	(3.1)	nm	nm
Income tax benefit	—	—	—	(9.5)	nm	nm
Income, excluding the litigation loss contingencies and tax benefit	$129.2	$67.9	$115.6	$66.3	12%	2%

nm - Not meaningful

* See the “Caution Concerning Forward-Looking Statements” section in this earnings release regarding forecasted amounts or expectations related to results associated with future periods.

	Nine Months Ended September 30, 2007		Nine Months Ended September 30, 2006		% Change 2007 vs 2006
	Operating	Net	Operating	Net	Operating	Net
	Income	Income	Income	Income	Income	Income

Income	$366.0	$207.0	$326.2	$211.4	12%	-2%
Litigation loss contingencies, net	—	—	9.0	5.5	nm	nm
Litigation settlement	—	—	—	(14.1)	nm	nm
Income tax benefit	—	—	—	(9.5)	nm	nm
Income, excluding the litigation loss contingencies, litigation settlement and income tax benefit	$366.0	$207.0	$335.2	$193.3	9%	7%

B.            Presentation of consolidated operating margin excluding TALX operating results in 2007 and litigation loss contingencies, net in 2006:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006

Consolidated operating margin	26.2%	30.6%	27.1%	28.2%
Litigation loss contingencies, net	—	-1.3%	—	0.8%
TALX operating income	2.0%	—	1.1%	—
Consolidated operating margin, excluding the litigation loss contingencies and TALX	28.2%	29.3%	28.2%	29.0%

C.            Reconciliation of net income to diluted EPS, adjusted for acquisition-related amortization expense, 2006 litigation matters and income tax benefit discussed above:

	Three Months Ended
	September 30, 2007	September 30, 2006	$ Change	% Change

Net income	$67.9	$78.9	$(11.0)	-14%
Acquisition-related amortization expense, net of tax	13.5	4.6	8.9	192%
Litigation loss contingencies, net	—	(3.1)	3.1	nm
Income tax benefit	—	(9.5)	9.5	nm
Net income, adjusted for acquisition-related amortization expense, 2006 litigation matters and income tax benefit	$81.4	$70.9	$10.5	15%
Diluted EPS, adjusted for acquisition-related amortization expense, 2006 litigation matters and income tax benefit	$0.58	$0.55	$0.03	5%
Weighted-average shares used in computing adjusted, diluted EPS	140.6	128.4

	Nine Months Ended
	September 30, 2007	September 30, 2006	$ Change	% Change

Net income	$207.0	$211.4	$(4.4)	-2%
Acquisition-related amortization expense, net of tax	27.4	14.6	12.8	88%
Litigation loss contingencies, net	—	5.5	(5.5)	nm
Litigation settlement	—	(14.1)	14.1	nm
Income tax benefit	—	(9.5)	9.5	nm
Net income, adjusted for acquisition-related amortization expense, 2006 litigation matters and income tax benefit	$234.4	$207.9	$26.5	13%
Diluted EPS, adjusted for acquisition-related amortization expense, 2006 litigation matters and income tax benefit	$1.73	$1.60	$0.13	8%
Weighted-average shares used in computing adjusted, diluted EPS	135.5	130.1

D.            Reconciliation of operating income to EBITDA (operating income before depreciation and amortization expense and litigation loss contingencies, net):

	Three Months Ended
	September 30, 2007	September 30, 2006	$ Change	% Change

Operating income	$129.2	$120.6	$8.6	7%
Depreciation and amortization expense	38.9	20.4	18.5	91%
Litigation loss contingencies, net	—	(5.0)	5.0	nm
EBITDA	$168.1	$136.0	$32.1	24%

	Nine Months Ended
	September 30, 2007	September 30, 2006	$ Change	% Change

Operating income	$366.0	$326.2	$39.8	12%
Depreciation and amortization expense	89.9	62.0	27.9	45%
Litigation loss contingencies, net	—	9.0	(9.0)	nm
EBITDA	$455.9	$397.2	$58.7	15%

nm - Not meaningful

*	See the “Caution Concerning Forward-Looking Statements” section in this earnings release regarding forecasted amounts or expectations related to results associated with future periods.

E.              Reconciliation of our effective tax rate to an effective tax rate, excluding certain items:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006

Effective tax rate	37.6%	29.7%	36.6%	32.9%
Income tax benefit	—	8.4%	—	3.1%
Litigation settlement	—	—	—	1.7%
Effective tax rate, excluding certain items	37.6%	38.1%	36.6%	37.7%

Notes to Reconciliations of Non-GAAP Financial Measures to the Comparable GAAP Financial Measures

Reconciliation of operating income and net income for the purposes of comparability highlighting the impact of the following:

Litigation Loss Contingencies – During the second quarter of 2006, we recorded a $14.0 million, pretax, and $8.6 million, net of tax, loss contingency related to certain legal matters. Of this $14.0 million, pretax loss, $11.5 million was recognized in selling, general and administrative expenses and $2.5 million was recognized in cost of services on our Consolidated Statements of Income. During the third quarter of 2006, there were favorable court rulings which reduced our exposure related to these litigation matters resulting in the reversal of a portion of the loss contingency. We reversed $9.0 million, pretax, of the loss contingency during the third quarter of 2006, of which $7.5 million was reversed to selling, general and administrative expenses and $1.5 million was reversed to cost of services in our Consolidated Statements of Income. The $14.0 million loss during the second quarter of 2006 and $9.0 million subsequent reversal of a portion of the loss in the third quarter of 2006 are included within our North America Personal Solutions segment financial results. The loss contingency accrual totaled $5.0 million as of September 30, 2006.

During the third quarter of 2006, we also recorded a $4.0 million, pretax, and $2.5 million, net of tax, loss associated with certain litigation matters within our U.S. Consumer Information Solutions segment. Of this $4.0 million, pretax loss, $3.5 million was recognized in selling, general and administrative expenses and $0.5 million was recognized in cost of services on our 2006 Consolidated Statements of Income.

Litigation Settlement – In June 2006, we consummated a settlement of claims against certain former selling shareholders of Naviant, Inc. In 2004, we served a demand for arbitration alleging, among other things, that the sellers were liable for rescission or for indemnification as a result of breaches of various representations and warranties concerning information furnished to us in connection with our acquisition of Naviant, Inc. in 2002. As a result of this settlement, we recognized a $14.1 million non-taxable gain in other income, net on our Consolidated Statements of Income for the nine months ended September 30, 2006.

Management believes excluding the foregoing litigation matters (the “2006 litigation matters”) from our financial results provides meaningful supplemental information regarding our financial results for the three and nine months ended September 30, 2006, as compared to the same periods in 2007 since (1) the gain related to the litigation settlement associated with our previous acquisition of Naviant Inc. is material and is not reflective of our core operations and (2) the litigation loss contingencies and related reversals of such a material amount during the periods is not comparable to similar activity in the subsequent periods presented. This is consistent with how our management reviews and assesses Equifax’s historical performance and is useful when planning, forecasting and analyzing future periods.

Income Tax Benefit – During the third quarter of 2006, the applicable statute of limitations related to uncertain tax positions expired resulting in the reversal of the related income tax reserve. The reversal of the reserves resulted in a $9.5 million income tax benefit. The income tax benefit was recorded in provision for income taxes on our Consolidated Statements of Income for the three and nine months ended September 30, 2006.

Management believes excluding this income tax benefit from certain financial results provides meaningful supplemental information regarding our financial results for the three and nine months ended September 30, 2006, as compared to the same periods in 2007 since an income tax benefit of such a material amount is not comparable to similar activity in the prior periods presented. This is consistent with how our management reviews and assesses Equifax’s historical performance and is useful when planning, forecasting and analyzing future periods.

Presentation of consolidated operating margin excluding TALX operating results in 2007 and litigation loss contingencies, net in 2006 – Management believes excluding the results of TALX from the calculation of operating margin is meaningful supplemental information for purposes of comparing the results of Equifax’s operating units on a basis consistent with that prior to the completion of the TALX acquisition. This presentation provides investors additional information to assess our trends in operating performance during 2007 until our consolidated results reflect our TALX business on a comparable basis.

Diluted EPS, adjusted for acquisition-related amortization expense, 2006 litigation matters and income tax benefit – We calculate this financial measure by excluding acquisition-related amortization expense and the 2006 litigation matters, net of tax, from the determination of net income in the calculation of diluted EPS. This financial measure is not prepared in conformity with GAAP. This non-GAAP financial measure should not be considered as an alternative to diluted EPS, net income, operating income, operating margin, or cash provided by operating activities.

Management believes that this measure is useful because management excludes acquisition-related amortization expense when measuring operating profitability, evaluating performance trends, and setting performance objectives, and it allows investors to evaluate our performance for different periods on a more comparable basis by excluding items that relate to acquired amortizable intangible assets and not to the core operations of our businesses.

EBITDA – We calculate EBITDA by adding back depreciation and amortization expense and the net impact of the 2006 litigation loss contingencies described above to operating income. This financial measure is not prepared in conformity with GAAP since it excludes depreciation and amortization expense, as well as interest expense, minority interest in earnings (net of tax), other income, net, provision for income taxes from earnings and the 2006 litigation loss contingencies. This non-GAAP financial measure should not be considered as an alternative to net income, operating income, operating margin, or cash provided by operating activities. Our definition of EBITDA may not be comparable with non-GAAP financial measures used by other companies.

Management believes that EBITDA is a useful supplemental measure to investors because it is consistent with how management evaluates our financial performance and is frequently used by securities analysts and other interested parties to evaluate companies in our industry. Additionally, management uses this measure as an important metric for forecasting and analyzing future periods, as well as evaluating future investing and financing decisions.

Effective Tax Rate, Excluding Certain Items – This financial measure is not prepared in conformity with GAAP and excludes certain items, including (1) the reversal of a $9.5 million income tax reserve related to uncertain tax positions primarily due to the expiration of the applicable statute of limitations during the third quarter of 2006 and (2) the impact of the non-taxable $14.1 million gain recorded during the second quarter of 2006 related to the settlement of claims against the former selling shareholders of Naviant, Inc., an acquisition in 2002.  The effective tax rate, excluding certain items, is not a measurement of profitability under GAAP and should not be considered as an alternative to net income, operating income, provision for income taxes or earnings per share.

Management believes our effective tax rate, excluding certain items provides meaningful supplemental information regarding our performance by excluding the items discussed above in order to show a comparable effective tax rate since the items during the periods are material amounts and not comparable to similar activity in the prior periods presented. Equifax believes that this financial information is useful to our management and investors in assessing Equifax’s historical performance and liquidity and when planning, forecasting and analyzing future periods.